SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 1, 1994





                           CPI CORP.
__________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
___________________________________________________________________
(State or other jurisdiction  (Commission file  (IRS Employer
 of incorporation)             Number)         Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
___________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number, including area code (314) 231-1575
___________________________________________________________________




___________________________________________________________________
(Former name or former address, if changes since last report.)

                           SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                  ----------------------------
                                  Executive Vice President -
                                    Finance
                                  Principal Financial Officer



Dated:  September 9, 1994

ITEM 5.  OTHER EVENTS

On September 1, 1994, CPI Corp. issued the following Press Release:

             CPI CORP. ANNOUNCES SECOND QUARTER RESULTS


  -  Earnings per share of 11 cents vs. 14 cents.
  - Sales increase 9.7% as new marketing programs boost portrait studio results.
  - Photofinishing earnings reflect industry softness, plus investments in new marketing projects.
  - Management anticipates meeting, and possibly exceeding, high end of full-year EPS range.


ST. LOUIS, MO., September 1, 1994 -- CPI Corp. (NYSE - CPY) today announced that while second quarter sales increased 9.7% year-to-year, due primarily to strong results in the portrait studio segment, net earnings and earnings per share declined somewhat, primarily due to continuing softness in the photofinishing business, expected seasonal losses in the Prints Plus wall decor chain and higher interest expense. The company anticipates further improvements in portrait studios for the second half of fiscal 1994 as it continues to roll out new marketing programs.

Sales for the 12 weeks ended July 23, 1994 increased to $104.7 million from $95.4 million in the 12 weeks ended July 24, 1993. Net earnings declined to $1.6 million from last year's $2.1 million, while earnings per share were 11 cents versus 14 cents, with 2.3% fewer shares outstanding. The quarter's income from operations was slightly above last year's before reflecting a $0.7 million increase in net interest expense due to the August 1993 private note placement.

For the 24 weeks ended July 23, 1994, sales increased 11.2% to $204.8 million from $184.2 million due to growth in portrait studio revenues and the inclusion of the full 24 weeks of the Prints Plus business, which was acquired in May 1993. The company incurred a loss of $0.9 million, or $0.06/share, in the period. Excluding the cumulative effect of a first-quarter 1993 accounting change which caused a one-time credit of $2.1 million, or $0.14/share, 1993's first half showed a loss of $0.5 million, or $0.03/share. Last year's net earnings after the accounting change were $1.6 million, or $0.11/share. A 20.9% reduction in general corporate expense was due primarily to the non-recurrence of last year's first-quarter one-time charges for severance and early retirement allowances.

For the 52 weeks ended July 23, 1994, sales increased to $496.1 million from $448.3 million for the 53 weeks ended July 24, 1993. Net earnings were $10.7 million, or $0.74 per share, versus last year's $18.4 million, or $1.25 per share (after inclusion of the special item mentioned above).

During the second quarter, in accordance with its ongoing program, the company repurchased 471,600 shares of its common stock, bringing the cumulative repurchases for the year to 676,455.

Commenting on the company's progress, Alyn V. Essman, chairman and chief executive officer, said, "The combined first and second quarter results in the Sears Portrait Studios were quite a bit better than we expected, and though their effect is partially offset by weakness in the photofinishing segment, we anticipate improvement in overall performance for the full year. Our current analysis, barring unforeseen circumstances, would lead us to expect earnings to exceed $1.00 per share, and if we see continuing positive results in the portrait studios, to be comfortably ahead of our previously projected $1.05 maximum."

Discussing Portrait Studio operations, Essman said, "Second quarter sales were up 15.2% to $45.8 million, while operating earnings increased 38.5% to $4.7 million, reflecting the impact of new marketing programs and the partial installation of new technology. For the first half of the year, revenues and operating earnings increased approximately 9% and 10%, respectively, despite expenses incurred year-to-date of $2.0 million related to the new technology. It is worth noting that only one-third of the first half's business was conducted utilizing the new technology. We anticipate completing the installation of the system in the U.S. during the third quarter, with 100% coverage prior to the all-important Christmas season. The remaining Canadian installations (about 10% of total studios) should be completed in early 1995. Full-year 1994 expenses for the new technology are expected to total approximately $6.2 million."

Turning to the Photofinishing segment, Essman commented, "Although sales increased slightly to $46.1 million, operating earnings declined to $2.7 million from $4.2 million. Reflecting weak industry trends, the company experienced reductions in roll volume and gross margin; those declines were offset by lower operating expenses, and excluding two major marketing tests, operating earnings in comparable operations were essentially flat. The year-to-year difference in segment earnings is primarily due to significant investments in those tests in two major markets, which in the first six months show comparable operating declines in excess of $1.25 million. The tests are encouraging in their initial stages but will probably continue to penalize earnings throughout 1994. If successful, the projects could form the base for new marketing programs in 1995."

Continuing, Essman said, "Second quarter sales in the Other Products and Services segment increased to $12.7 million compared to last year's $9.8 million, mainly due to the inclusion of full-quarter revenues of the Prints Plus chain, which was acquired May 30, 1993. Although the business recorded seasonal operating losses, it is performing generally within plan and is expected to make a positive contribution to CPI's results again in the current year. We expect to open about twenty new Prints Plus units this year, and have similar expansion plans for 1995. Electronic publishing, the segment's other business, experienced a further reduction in operating losses on essentially flat sales."

CPI Corp. is a consumer services company with $475.5 million in fiscal 1993 sales, operating over 1,800 retail locations, including 1,005 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 667 CPI/Fox Photo/Proex photofinishing locations, 107 Prints Plus wall decor locations, and 45 high-tech copy stores.

                            CPI CORP.
                CONDENSED STATEMENTS OF EARNINGS
    For the 12 Weeks Ended July 23, 1994 and July 24, 1993
             (In Thousands Except Per Share Amounts)
                           (Unaudited)

                                             12 Weeks Ended
                                       -------------------------
                                        7/23/94        7/24/93
                                       ----------     ----------
Net Sales:
  Portrait studios                     $  45,797      $  39,743
  Photo finishing                         46,111         45,851
  Other products and services             12,743          9,792
                                       ----------     ----------
      Total net sales                  $ 104,651      $  95,386
                                       ==========     ==========
Operating earnings:*
  Portrait studios                     $   4,663      $   3,368
  Photo finishing                          2,747          4,201
  Other products and services             (1,158)          (928)
                                       ----------     ----------
      Total operating earnings             6,252          6,641

General corporate expense*                 2,851          3,288
                                       ----------     ----------
Income from operations                     3,401          3,353

Net interest expense                         788             62
Other income                                 108            168
                                       ----------     ----------
Earnings before income taxes
  and cumulative effect of
  accounting change                        2,721          3,459
Income taxes expense                       1,089          1,392
                                       ----------     ----------
Earnings before cumulative
  effect of accounting change              1,632          2,067
Cumulative effect of
  accounting change                          -              -
                                       ----------     ----------
Net earnings                           $   1,632      $   2,067
                                       ==========     ==========
Earnings per common share:
  Earnings before cumulative
    effect of accounting change        $    0.11      $    0.14
  Cumulative effect of
    accounting change                        -              -
                                       ----------     ----------
Net earnings                           $    0.11      $    0.14
                                       ==========     ==========
Weighted average number of common
  and common equivalent shares
  outstanding                             14,342         14,680
                                       ==========     ==========

* Segment operating earnings for prior years have been restated to conform with current year's presentation. Certain employee benefit costs, which in prior years were recorded as part of corporate expense, have now been reclassified to the operating segments to better reflect the operating contribution of the segments.


                            CPI CORP.
                CONDENSED STATEMENTS OF EARNINGS
    For the 24 Weeks Ended July 23, 1994 and July 24, 1993
             (In Thousands Except Per Share Amounts)
                           (Unaudited)

                                             24 Weeks Ended
                                       -------------------------
                                        7/23/94        7/24/93
                                       ----------     ----------
Net Sales:
  Portrait studios                     $  95,565      $  87,827
  Photo finishing                         83,900         82,703
  Other products and services             25,290         13,646
                                       ----------     ----------
      Total net sales                  $ 204,755      $ 184,176
                                       ==========     ==========
Operating earnings:*
  Portrait studios                     $   8,210      $   7,468
  Photo finishing                            527          1,913
  Other products and services             (2,031)        (1,639)
                                       ----------     ----------
      Total operating earnings             6,706          7,742

General corporate expense*                 7,019          8,872
                                       ----------     ----------
Loss from operations                         313          1,130

Net interest income (expense)             (1,317)            52
Other income                                 204            292
                                       ----------     ----------
Loss before income taxes
  and cumulative effect of
  accounting change                        1,426            786
Income taxes benefit                         570            315
                                       ----------     ----------
Loss before cumulative
  effect of accounting change                856            471
Cumulative effect of
  accounting change                          -            2,120
                                       ----------     ----------
Net earnings (loss)                    $    (856)     $   1,649
                                       ==========     ==========
Earnings (loss) per common share:
  Earnings (loss) before cumulative
    effect of accounting change        $   (0.06)     $   (0.03)
  Cumulative effect of
    accounting change                        -             0.14
                                       ----------     ----------
Net earnings (loss)                    $   (0.06)     $    0.11
                                       ==========     ==========
Weighted average number of common
  and common equivalent shares
  outstanding                             14,462         14,671
                                       ==========     ==========

* Segment operating earnings for prior years have been restated to conform with current year's presentation. Certain employee benefit costs, which in prior years were recorded as part of corporate expense, have now been reclassified to the operating segments to better reflect the operating contribution of the segments.


                            CPI CORP.
                CONDENSED STATEMENTS OF EARNINGS
           For the 52 Weeks Ended July 23, 1994 Versus
               the 53 Weeks ended July 24, 1993
             (In Thousands Except Per Share Amounts)
                           (Unaudited)

                                         52 Vs 53 Weeks Ended
                                       -------------------------
                                        7/23/94        7/24/93
                                       ----------     ----------
Net Sales:
  Portrait studios                     $ 245,676      $ 246,945
  Photo finishing                        188,406        179,156
  Other products and services             62,017         22,183
                                       ----------     ----------
      Total net sales                  $ 496,099      $ 448,284
                                       ==========     ==========
Operating earnings:*
  Portrait studios                     $  30,712      $  39,822
  Photo finishing                          5,586          8,485
  Other products and services                750         (4,264)
                                       ----------     ----------
      Total operating earnings            37,048         44,043

General corporate expense*                17,446         18,868
                                       ----------     ----------
Income from operations                    19,602         25,175

Net interest income (expense)             (2,158)           504
Other income                                 436            598
                                       ----------     ----------
Earnings before income taxes
  and cumulative effect of
  accounting change                       17,880         26,277
Income taxes expense                       7,149          9,960
                                       ----------     ----------
Earnings before cumulative
  effect of accounting change             10,731         16,317
Cumulative effect of
  accounting change                          -            2,120
                                       ----------     ----------
Net earnings                           $  10,731      $  18,437
                                       ==========     ==========
Earnings per common share:
  Earnings before cumulative
    effect of accounting change        $    0.74      $    1.11
  Cumulative effect of
    accounting change                        -              .14
                                       ----------     ----------
Net earnings                           $    0.74      $    1.25
                                       ==========     ==========
Weighted average number of common
  and common equivalent shares
  outstanding                             14,569         14,663
                                       ==========     ==========

* Segment operating earnings for prior years have been restated to conform with current year's presentation. Certain employee benefit costs, which in prior years were recorded as part of corporate expense, have now been reclassified to the operating segments to better reflect the operating contribution of the segments.

                              8

                            CPI CORP.
                   CONDENSED BALANCE SHEETS
                July 23, 1994 and July 24, 1993
                         (In Thousands)
                          (Unaudited)


                                     July 23, 1994  July 24, 1993
                                     -------------  -------------
Assets

 Current assets:
   Cash and short-term investments     $  21,634       $  16,877
   Other current assets                   59,164          53,571
 Net property and equipment              139,862         108,902
 Other assets                             61,761          66,171
                                       ----------      ----------
   Total assets                        $ 282,421       $ 245,521
                                       ==========      ==========




Liabilities and stockholders' equity

 Current liabilities                   $  59,857       $  69,366
 Long-term obligations                    59,728             330
 Other liabilities                         3,461           6,500
 Stockholders' equity                    159,375         169,325
                                       ----------      ----------
   Total liabilities and
     stockholders' equity              $ 282,421       $ 245,521
                                       ==========      ==========
































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